SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A
(Former name or former address, if changed since last report)

Item 9.        Regulation FD Disclosure.

On May 27, 2004, priceline.com will present the attached materials at the Goldman Sachs Annual Internet Conference in Las Vegas, Nevada.  The information set forth above is qualified in its entirety by reference to priceline.com’s presentation materials which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 9 (including Exhibit 99.1) shall not be treated as “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

Exhibits.

99.1	Presentation materials to be presented at the Goldman Sachs Annual Internet Conference in Las Vegas, Nevada on May 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: President

Date: May 27, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation materials to be presented at the Goldman Sachs Fifth Annual Internet Conference in Las Vegas, Nevada on May 27, 2004.